UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On April 19, 2006, the Company issued a press release announcing that its wholly owned subsidiary, Unit Petroleum Company, has signed a purchase and sale agreement to acquire certain oil and natural gas properties from a group of four private entities for approximately $32.4 million in cash.

This press release, which is furnished as Exhibit 99.1 to this Form 8-K, includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits .

(a)	Financial Statements of Businesses Acquired.
Not Applicable.

(b)	Pro Forma Financial Information.
Not Applicable.

(c)	Shell Company Transactions.
Not Applicable.

(d)	Exhibits.
       The following exhibits are furnished or filed herewith:

99.1	Unit Corporation press release dated April 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation
Date: April 19, 2006	By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unit Corporation press release dated April 19, 2006.

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